Exhibit 99.1

Edge Therapeutics Reports Third Quarter 2015 Financial Results

Successfully Completed Initial Public Offering

BERKELEY HEIGHTS, N.J. – November 6, 2015 – Edge Therapeutics, Inc. (Nasdaq: EDGE), a clinical stage biotechnology company developing novel hospital-based therapies in the management of acute, life threatening conditions, today announced financial results and highlights for the three months ended September 30, 2015.

“This has been a remarkable year so far, during which Edge has achieved several significant regulatory and corporate milestones,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “We continue to make tremendous progress with EG-1962, our lead product, including reporting positive results from our Phase 1/2 NEWTON study; establishing a clear path forward for our Phase 3 pivotal study; and being awarded orphan drug status by both the FDA and European Commission.” Mr. Leuthner continued, “In addition, we recently completed a successful IPO, which further strengthens our cash position and enables us to conduct the pivotal Phase 3 study for EG-1962 and advance our other pipeline products and development programs.”

Third Quarter Highlights and Recent Events

•	In October, Edge received European Commission Orphan Drug Designation for EG-1962;

•	In October, Edge completed an initial public offering (IPO) resulting in approximately $83.2 million in net proceeds after deducting underwriting discounts and offering expenses;

•	In August, Edge reported positive top-line NEWTON study results: met primary and secondary endpoints; all exploratory endpoints favored EG-1962; and

•	In July, Edge concluded the End-of-Phase 2 meeting with the US Food and Drug Administration (FDA) in which key elements of the Phase 3 study design were established.

Financial Results

Cash, cash equivalents and marketable securities as of September 30, 2015, were $52.9 million compared to $13.7 million at December 31, 2014. The increase was due to proceeds from the issuance of preferred stock of $52.4 million and debt of $3.0 million earlier in 2015. Cash and cash equivalents would have been approximately $136.1 million on a pro-forma basis after taking into account proceeds from the company’s IPO, which closed October 6, 2015.

Research and development (R&D) expenses were $6.5 million for the three months ended September 30, 2015 compared to $2.4 million for the same period in 2014. The increase was primarily due to expenses related to the Phase 1/2 NEWTON study.

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General and administrative (G&A) expenses were $2.0 million at for the three months ended September 30, 2015 compared to $1.1 million in the same period in 2014. The increase was due to increased personnel costs, stock-based compensation, and professional fees over the prior period.

Net loss for the three months ended September 30, 2015 was $10.1 million compared to a net loss of $3.5 million for the same period in 2014.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms in the management of acute, life-threatening neurological conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, or aSAH, which is bleeding around the brain due to a ruptured brain aneurysm. EG-1964, Edge’s second product candidate, is being evaluated as a potential prophylactic treatment in the management of chronic subdural hematoma, to prevent recurrent bleeding on the surface of the brain.

About EG-1962

EG-1962 is a novel polymeric nimodipine microparticle containing nimodipine suspended in a diluent of hyaluronic acid that utilizes the Company’s proprietary PrecisaTM development platform designed to improve patient outcomes following aSAH. EG-1962 has been granted orphan drug designation by the U.S. Food and Drug Administration (FDA) and the European Commission (EC) for the treatment of patients with aSAH.

About aSAH

An aneurysmal subarachnoid hemorrhage, or aSAH, is a brain hemorrhage after which blood from a ruptured aneurysm enters the subarachnoid space, the area between the middle and deepest protective layers of the brain. Approximately 600,000 individuals worldwide suffer an aSAH annually. In the US, approximately 35,000 aSAH patients, with an average age of 52, arrive alive at the hospital each year, and approximately 75% of these patients die or suffer permanent brain damage.

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About the NEWTON Trial

The NEWTON trial is a multicenter, randomized, controlled, open-label Phase 1/2 trial evaluating the safety, tolerability and pharmacokinetics of escalating doses of EG-1962 compared to the current standard of care, oral nimodipine, in subjects with aSAH. Of the total of 72 patients enrolled, 54 patients were randomized to receive EG-1962 and 18 patients were randomized to receive oral nimodipine. Pooled efficacy results of the NEWTON trial showed that 60% of patients treated with EG-1962 achieved a favorable outcome (scores of 6-8 as measured by the Extended Glasgow Outcome Score (GOSE)) at 90 days compared to 28% of patients in the active control standard of care oral nimodipine arm who achieved a favorable outcome.

For additional information about Edge Therapeutics, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives and partners of Edge Therapeutics, Inc. (the “Company”) related thereto that are not historical in nature (including but not limited to upcoming milestones) contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.. These forward-looking statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond the Company’s control) as described under the heading “Risk Factors” in the Company’s filings with the United States Securities and Exchange Commission. The Company assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor Contact:

Allison Wey
Edge Therapeutics, Inc.
Tel: 1-800-208-EDGE (3343)
Email: awey@edgetherapeutics.com

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EDGE THERAPEUTICS, INC.

Balance Sheets

	September 30, 2015	December 31, 2014
ASSETS	(unaudited)	
Current assets:		
Cash and cash equivalents	$52,879,907	$ 13,728,972
Prepaid expenses and other current assets	339,203	307,629
Deferred issuance costs	2,378,217	1,405,396
Total current assets	55,597,327	15,441,997
Property and equipment, net	2,781,885	1,443,982
Other assets	104,240	160,682
Total assets	$58,483,452	$ 17,046,661
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY		
LIABILITIES		
Current liabilities:		
Accounts payable	$ 2,644,987	$ 2,045,782
Accrued expenses	3,590,222	1,582,162
Short term debt	2,214,934	265,265
Total current liabilities	8,450,143	3,893,209
Noncurrent liability:		
Warrant liability	3,726,043	1,671,106
Long term debt	3,686,084	2,527,686
Convertible preferred stock, 26,000,000 shares authorized at September 30, 2015		
Series C-2 - 12,500,000 shares authorized, 12,043,006 shares issued and outstanding (liquidation preference $72,184,822 at September 30, 2015)	54,402,094	-
Series C-1 - 4,000,000 shares authorized, 3,558,890 shares issued and outstanding (liquidation preference $21,810,953 at September 30, 2015 and $20,819,976 at December 31, 2014)	15,653,284	14,660,944
Series C - 5,500,000 shares authorized, 4,697,314 shares issued and outstanding (liquidation preference $26,211,433 at September 30, 2015 and $25,128,853 at December 31, 2014)	18,943,183	17,861,076
Series B-1 - 500,000 shares authorized at September 30, 2015 and December 31, 2014, 359,935 Series B-1 shares issued and outstanding (liquidation preference $629,886 at September 30, 2015 and December 31, 2014)	477,191	477,191
Series B - 2,500,000 shares authorized, 2,415,116 shares issued and outstanding (liquidation preference $3,018,895 at September 30, 2015 and December 31, 2014)	2,991,979	2,991,979
Series A - 1,000,000 shares authorized, 864,500 shares issued and outstanding (liquidation preference $864,500 at September 30, 2015 and December 31, 2014)	797,219	797,219
STOCKHOLDERS' (DEFICIT) EQUITY		
Common stock, $0.00033 par value, 38,500,000 shares and 35,000,000 shares authorized at September 30, 2015 and December 31, 2014 , respectively, 1,688,475 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	770	770
Additional paid-in capital	3,550,961	1,984,399
Accumulated deficit	(54,195,499)	(29,818,918)
Total stockholders' (deficit) equity	(50,643,768)	(27,833,749)
Total liabilities and stockholders' (deficit) equity	$58,483,452	$ 17,046,661

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EDGE THERAPEUTICS, INC.
Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2015	2014	2015	2014
Operating expenses:				
Research and development expenses	$ 6,507,972	$ 2,418,915	$ 12,574,455	$ 5,636,021
General and administrative expenses	1,976,888	1,141,434	5,052,983	3,540,804
Total operating expenses	8,484,860	3,560,349	17,627,438	9,176,825
Loss from operations	(8,484,860)	(3,560,349)	(17,627,438)	(9,176,825)
Other income (expense):				
Warrant remeasurement	(1,433,502)	89,293	(1,879,823)	183,817
Interest income	1,333	895	2,810	2,592
Interest expense	(213,021)	(47,972)	(615,047)	(47,972)
Loss before income taxes	(10,130,050)	(3,518,133)	(20,119,498)	(9,038,388)
Benefit for income taxes	-	-	-	-
Net loss	(10,130,050)	(3,518,133)	(20,119,498)	(9,038,388)
Cumulative dividend on Series C, C-1 and C-2 convertible preferred stock	(1,827,568)	(364,666)	(4,257,083)	(1,082,107)
Net loss attributable to common stockholders	$ (11,957,618)	$ (3,882,799)	$ (24,376,581)	$ (10,120,495)
Loss per share attributable to common stockholders basic and diluted	$ (7.08)	$ (2.30)	$ (14.44)	$ (5.99)
Weighted average common shares outstanding basic and diluted	1,688,475	1,688,475	1,688,475	1,688,475

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